AMERICAN EQUITIES OVERSEAS, INC.
              Acting Through American Equities Overseas (UK), Ltd.
                               16 Old Bond Street
                             London, England W1X 3DB


                                October ---, 1997


Agritope, Inc.
8505 S.W. Creekside Place
Beaverton, Oregon  97008

Attention:

                 Adolph J. Ferro, Ph.D.
                 President and Chief Executive Officer

            Re:  Placement Agent Agreement for 1997
                 Private Placement of Common Stock
            -----------------------------------------

Gentlemen:

            This will confirm the terms on which American Equities Overseas, Inc. acting through American Equities Overseas (UK) Ltd. ("American Equities"), will serve as placement agent in connection with a proposed offering of common stock, no par value, together with associated preferred stock purchase rights (collectively, the "Common Stock"), of Agritope, Inc. ("Agritope"). The Common Stock will be issued pursuant to Stock Purchase Agreements substantially in the form you have provided to us (the "Stock Purchase Agreements").

            American  Equities will place with financial  investors  ("Financial
Investors") a minimum of U.S. $9,000,000 of Common Stock and will use its best efforts to place up to a maximum of U.S. $10,000,000 of Common Stock (or such greater amount as Agritope may approve) with Financial Investors. In addition to the required minimum placement with Financial Investors, American Equities will use its best efforts to place additional shares of Common Stock with parties that have a product development relationship with Agritope ("Strategic Partners"). The Financial Investors, including American Equities, if it purchases shares in this offering, and the Strategic Partners are referred to herein, collectively, as the "Regulation S Investors." All sales to Regulation S Investors will be made substantially on the terms set forth in this letter and pursuant to the Stock Purchase Agreements.

            All proceeds of this offering will be placed in an account with Republic New York Securities Corp. ("Republic"), which American Equities will open for the benefit of Agritope (the "Proceeds Account"). To satisfy the required minimum placement, American Equities will purchase, on or before October 15, 1997, any of such shares of Common Stock that it does not place with other Financial Investors and will deposit the


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purchase  price of the  shares it  purchases  in the  Proceeds  Account.  If the purchase  price  paid for any  Common  Stock  purchased  by any other  Financial
Investor is returned to such Financial Investor prior to the closing of this offering ("Closing") and such return results in the balance of the Proceeds Account attributable to Financial Investors falling below U.S. $9,000,000, then American Equities will purchase additional shares of Common Stock to satisfy the required minimum placement.

            American Equities will purchase any shares it purchases hereunder pursuant to a Stock Purchase Agreement, which will be substantially the same as the Stock Purchase Agreements that the other Regulation S Investors sign, except that: (i) American Equities will not be required to hold the shares for investment, but will be permitted to resell the shares to other Regulation S Investors and the applicable provisions of the Stock Purchase Agreement will be revised accordingly; (ii) American Equities will have the right to assign its registration rights under Article 5 of the Stock Purchase Agreement to Regulation S Investors to whom it sells the Common Stock that American Equities has purchased; (iii) Section 7.3 of the Stock Purchase Agreement will be deleted; (iv) Section 10.3 of the Stock Purchase Agreement will be revised to reflect the payment by Agritope of certain American Equities' expenses, as specified below.

            If American Equities purchases any shares from Agritope hereunder, American Equities may sell such shares to Regulation S Investors pursuant to a Stock Purchase Agreement that contains representations from each such investor establishing that the investor is a Regulation S Investor and that contains such other terms as shall be mutually agreeable to American Equities and Agritope. American Equities and Agritope agree to draft such resale agreement, if it is needed, prior to the Closing Date (as defined below).

Compensation and Expenses
-------------------------

            American Equities will act as placement agent in connection with the proposed offering and in consideration therefor will receive a fee equal to 5 percent of the gross proceeds from the sale of Common Stock to the Regulation S Investors. In addition, Agritope will pay the out-of-pocket expenses incurred by American Equities in connection with the "road show" for this offering and will pay American Equities' reasonable attorney fees related to this offering.

            As consideration for American Equities' firm commitment to place a minimum of U.S. $9,000,000 of Common Stock with Financial Investors, Agritope agrees to issue at the Closing: (i) to American Equities, a warrant to purchase 50,000 shares of Common Stock at a price of U.S. $7 per share, which will be exercisable for a period of three years from the date of the Closing; and (ii) to American Equities or its designees, warrants on the foregoing terms to purchase an aggregate of 450,000 shares of Common Stock. The warrants will be substantially in the form attached hereto as Exhibit A.

Regulation S
------------

            American Equities understands that Common Stock is being offered outside the United States in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended ("1933 Act"). This will confirm American Equities' agreement that all offers and sales of Common Stock prior to the expiration of the restricted period specified in Regulation S shall be made only: (i) in accordance with the provisions of Rule 903 or Rule 904 of Regulation S; (ii) pursuant to registration of the Common Stock under the 1933 Act; or (iii) pursuant to an available exemption from the registration requirements of the 1933 Act. It is American Equities' understanding that the restricted period will begin to run no earlier than the date of Closing.

            American Equities agrees that under Rule 903 of Regulation S: Common Stock may be offered and sold only in offshore transactions, as defined in Regulation S; no directed selling efforts, as defined in Regulation S, may be made in the United States; prior to the expiration of the restricted period specified in Regulation S, Common Stock may not be offered or sold to or for the account or benefit of a U.S. person, as defined in Regulation S; each Common Stock purchaser must certify that it is not a U.S. person and is not acquiring the Common Stock for the account or benefit of a U.S. person; each Common Stock purchaser must agree to resell the Common Stock only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; certificates representing the Common Stock must contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S; and, if Common Stock is sold to a distributor, dealer, or person receiving compensation for selling the Common Stock, a confirmation must be sent to the purchaser stating that the purchaser is subject to the foregoing restrictions and others stated in Regulation S.

            This will also confirm that no Common Stock will be sold to a distributor, dealer, or person receiving compensation for selling the Common Stock, other than American Equities. American Equities confirms and agrees that, if it is a Common Stock purchaser, it will be subject to the restrictions contained in the preceding two paragraphs and others contained in Regulation S in connection with any offer or sale by it of any Common Stock it has purchased.

United Kingdom Legal Matters
----------------------------

            American Equities represents and agrees that:

            1. It has not offered or sold and will not offer to sell in the United Kingdom, by means of any document, any Common Stock other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

            2. It has complied and will comply with all applicable provisions of the Financial Services Act 1986 ("FSA") with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom;

            3. It has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Common Stock if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and

            4. American Equities Overseas (UK) Ltd. is an authorized person ("Authorized Person") under the FSA and is not an overseas person ("Overseas Person") under the FSA, but is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996. American Equities Overseas Inc. is not an Authorized Person, but is an Overseas Person.

French Legal Matters
--------------------

            American Equities hereby represents and warrants that it has not offered or sold, and will not offer or sell, to any person in France, by means of any document, oral presentation or other medium, any Common Stock otherwise than (i) in strict compliance with the following laws and regulations of the French Republic, namely Article 72 of Law No. 66-537 of 24 July 1966, Law No. 72-6 of 3 January 1972, Regulations No. 88-04 and 92-02 of the Commission des Operations de Bourse and Decree No. 89-938 of 29 December 1989 (collectively, the "Regulations"), and (ii) in circumstances which do not constitute an offer to the public ("appel public a l'epargne") or financial canvassing ("demarchage financier") within the meaning of the Regulations.

Other Countries
---------------

            American Equities hereby represents and warrants that it has not offered or sold, and will not offer or sell, Common Stock to any person in any other country other than in compliance with applicable law regulating the offer or sale of securities.

Indemnification
---------------

            American Equities will indemnify Agritope against all losses, liabilities, costs, or demands which it may incur or which may be made against it in relation to any breach or alleged breach of the obligations of American Equities described above.

Purchase Price Disbursement; Stock Certificates
-----------------------------------------------

            American Equities agrees to deposit in the Proceeds Account the purchase price of all shares of Common Stock purchased by the Regulation S Investors. American Equities will obtain from Republic a letter stating that Republic will permit withdrawals from the Proceeds Account only upon joint written instructions of Agritope and American Equities.

            Subject to the last sentence in this paragraph, on or before Closing, Agritope will deliver to American Equities a single omnibus stock certificate issued in the name of Republic New York Securities Corporation f/b/o Non-U.S. Investors representing all shares sold by Agritope in this offering. Following the expiration of the restricted period specified in Regulation S, Agritope will replace the omnibus certificate with separate certificates representing each purchaser's shares, which American Equities will then deliver to the applicable purchaser of Common Stock. Notwithstanding the foregoing, at American Equities' request, Agritope will issue separate stock certificates for the shares purchased by specified purchasers and deliver such certificates as directed by American Equities at Closing, for delivery to such purchasers after Closing.

            At Closing, American Equities and Agritope will notify Republic to distribute the entire balance of the Proceeds Account as follows: (i) to American Equities, the American Equities' fee stated above and all interest paid on the Proceeds Account (with American Equities to disburse the interest to the appropriate Regulation S Investors); and (ii) to Agritope, the remaining balance of the Proceeds Account. American Equities understands that Agritope will specify the date of Closing by notice to American Equities and Republic.

            If Closing does not occur by December 31, 1997, Agritope and American Equities will instruct Republic to distribute the entire balance of the Proceeds Account to the appropriate subscribers, together with interest. If American Equities receives a request from a purchaser prior to Closing for the return of all or part of the purchase price, American Equities will promptly notify Agritope. Any determination to disburse the purchase price from the Proceeds Account will be made jointly by Agritope and American Equities.

            American Equities' obligations and duties in connection with this Agreement are confined to those specifically enumerated in this agreement. American Equities shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with or notices provided to American Equities. American Equities shall not be liable for any loss that may occur by reason of forgeries or false representations by others, due to the exercise of American Equities' discretion, or for any other reason except American Equities' gross negligence or willful misconduct. If American Equities at any time has any doubt as to its duties hereunder, it may refrain from any action pending receipt of an order from a court of competent jurisdiction directing American Equities to act.

            If American Equities renders any requested service not provided for in this agreement with respect to holding or disbursing the Common Stock purchase price, if any controversy arises under this agreement, or if American Equities is made a party to or intervenes in any litigation pertaining to this agreement, American Equities shall be reasonably compensated for the additional services and reimbursed for all costs and expenses arising from such controversy or litigation.

            Please confirm our understanding and agreement by signing and returning the enclosed copy of this letter.

                                    Very truly yours,


                                    AMERICAN EQUITIES OVERSEAS, INC.



                                    By /s/ illegible

                                    Title---------------------------------------

Acknowledged and agreed.

AGRITOPE, INC.



By: /s/ Adolph J. Ferro
   Adolph J. Ferro, Ph.D.
   President and Chief
   Executive Officer